EXHIBIT 99.1

IMMEDIATE RELEASE	NEWS
September 4, 2007	NASDAQ-EVOL

Evolving Systems Appoints Stuart Cochran as Chief Technology Officer

ENGLEWOOD, Colorado – Evolving Systems, Inc. (NASDAQ-EVOL), a leading provider of software solutions and services to the wireless, wireline and IP carrier market, today announced the appointment of Stuart Cochran, formerly Vice President of Activation and Mediation, to Chief Technology Officer.

Mr. Cochran joined the Company in 2004 when the Company acquired Tertio Telecoms Ltd. He has over 16 years of experience in the communications software industry, starting his career with BT Research and Development working on the design of network management systems.

As CTO, Mr. Cochran will initially focus on accelerating the integration of the Company’s products to create new value propositions. For example, the Company is combining features from its Tertio™ service assembly, activation and verification platform and its NumeriTrack® resource inventory platform to create a solution which allows the just-in-time provisioning of numbers and SIM cards. This capability saves operators money through a streamlined supply chain and better utilization of network equipment. For operators in high growth and fiercely competitive markets, it also allows them to offer an improved user experience at the point of sale, giving users the ability to choose their personal number and have it automatically provisioned to the handset.

Mr. Cochran will be responsible for the global development of Evolving Systems’ technological and product direction as well as driving further synergies from an integrated product set.

“Our ability to combine in near real-time the allocation of service resources, such as numbers and SIM cards, with the activation of service profiles and devices is creating exciting and compelling new user experiences that our customers can offer,” said Cochran. “I look forward to helping us capitalize on that opportunity and increasing the value we provide to our customers.”

“Stuart’s promotion to CTO will allow us to better focus on developing and delivering innovative products that meet our customers’ needs and expand our market leadership,” said Thad Dupper, president and CEO of Evolving Systems. “Stuart’s technology leadership and business acumen coupled with his insights on the needs of today’s carriers makes him the clear choice to lead our development and product organizations.”

About Evolving Systems

Evolving Systems, Inc. (NASDAQ-EVOL) is a provider of software and services to more than 50 network operators in over 40 countries worldwide. Its portfolio includes market-leading products for Activation, Number Portability, Number Inventory and Mediation. Founded in 1985, the Company has headquarters in Englewood, Colorado, with offices in the United States, United Kingdom, Germany, India and Malaysia. Further information is available on the web at www.evolving.com

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the United States’ Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  Specifically, Evolving Systems’ statements about the future needs of its customers and the impact of Mr. Cochran’s promotion to CTO are forward-looking statements.  Readers should not place undue reliance on these forward-looking statements, and Evolving Systems may not undertake to update these forward-looking statements. Actual results could differ materially because of many factors, such as internal budgeting changes of customers; the impact of competition and the general state of the telecommunications industry.

For a more extensive discussion of Evolving Systems’ business, please refer to the Company’s Form 10-K filed with the U.S. SEC on March 15, 2007, as well as subsequently filed Forms 10-Q, 8-K and press releases.

CONTACTS:

Investor Relations	Press Relations
Jay Pfeiffer Pfeiffer High Investor Relations, Inc. 303.393.7044 jay@pfeifferhigh.com	Sarah Hurp Marketing Communications Manager Evolving Systems +44 1225 478060 sarah.hurp@evolving.com